Exhibit 23.3

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 625
AUSTIN, TEXAS 78729-1707	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817-336-2461	713-651-9944
www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Board of Directors

Energy & Exploration Partners, Inc.

Fort Worth, Texas

We hereby consent to the references to Cawley, Gillespie & Associates, Inc., to the inclusion of our estimates of reserves contained in our reports entitled “Evaluation Summary, Energy & Exploration Partners, LLC Interests, Colorado and Texas, Proved Developed Producing Reserves, As of December 31, 2012” and “Evaluation Summary, Energy & Exploration Partners, LLC Interests, Colorado and Texas, Proved Developed Producing Reserves, As of April 1, 2013” and to the specific references to Cawley, Gillespie & Associates, Inc. as the independent petroleum engineering firm in this Form S-1 Registration Statement and any amendments thereto (collectively, the “Registration Statement”) and the prospectus to which the Registration Statement is related. We further consent to the inclusion of our letter reports dated January 7, 2013 and April 18, 2013 as exhibits to the Registration Statement.

Yours truly,

CAWLEY, GILLESPIE & ASSOCIATES, INC.

Fort Worth, Texas

May 8, 2013